Exhibit 99.1

BioCardia Completes Submission of CardiAMP Cell Therapy System in Heart Failure to Japan’s Pharmaceutical Medical Device Agency

July 5, 2023

Sunnyvale, Calif. – BioCardia®, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announces it completed its submission of the CardiAMP Cell Therapy System to Japan’s Pharmaceutical and Medical Device Agency (PMDA) towards approval for the indication of ischemic heart failure with reduced ejection fraction (HFrEF). The formal consultation with PMDA to review the submission is anticipated in approximately three months and will be BioCardia’s third consultation with PMDA.

“We believe there is high potential for approval of the CardiAMP Cell Therapy for Heart Failure in Japan based on the existing safety and efficacy data, the CardiAMP cell processing platform’s existing approval in Japan for other therapeutic indications, the CardiAMP minimally invasive delivery system which does not require open chest surgical access to enable implantation of cells, and the Japanese leadership scientifically and clinically in cardiovascular regenerative medicine therapies. It may also help that our proprietary delivery system is approved in the European Union for the same indication and is expected to have utility for other therapies being advanced in Japan,” said Peter Altman, President and CEO.  “While there is potential that PMDA will require additional data for approval, BioCardia has designed a post marketing study in collaboration with two globally recognized Japanese cardiology investigators who would lead the study as co-National Principal Investigators to enable the CardiAMP Cell Therapy to be advanced safely for the benefit of the patients in Japan who suffer from ischemic HFrEF.”

About the CardiAMP Cell Therapy Program

CardiAMP Cell Therapy – FDA designated as a Breakthrough therapy – uses a patient’s own (autologous) bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure to potentially stimulate the body’s natural healing response. The CardiAMP Cell Therapy for Heart Failure Trial is the first known multicenter clinical trial of a cell therapy to prospectively screen for cell characteristics in order to improve patient outcomes. CardiAMP Cell Therapy incorporates three proprietary elements not previously utilized in investigational cardiac cell therapy: a pre-procedural cell analysis for patient selection, a high target dosage of cells, and a proprietary delivery system that has been shown to be safer than other intramyocardial delivery systems and exponentially more successful in cell retention. The trial is supported by the Maryland Stem Cell Research Fund and the Centers for Medicare and Medicaid Services.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogenic bone marrow derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases.  These platforms underlie four product candidates, each with the potential to meaningfully benefit millions of patients. Three of these investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platforms, which the Company also selectively licenses to other biotherapeutic development firms.

Upcoming Anticipated Catalysts:

●	BCDA-01 Data Safety Monitoring Board Review, July 12, 2023

●	BCDA-03 First Patient Enrolled, July 2023

●	BCDA-01 PMDA Formal Consultation, September 2023

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, efforts in ongoing regulatory discussions with the PMDA towards approval of the CardiAMP Cell Therapy System for the indication of ischemic HFrEF, future Data Safety Monitoring Board reviews and patients enrolled in BCDA-03.  These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. For information on the factors that could materially affect these forward-looking statements, please see BioCardia’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2023, under the caption titled “Risk Factors.” As a result of these and other factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Anne Laluc, Marketing
Email: alaluc@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120